EXHIBIT 99.1

PRESS RELEASE DATED June 28, 2001

CONTACT:
Idalia Rodriguez
RAVISENT Technologies Inc.
610-407-7345
irodriguez@ravisent.com

Tony Labriola
Mullen
978-468-8919
t.labriola@mullen.com

RAVISENT TO ENTER THE PERVASIVE COMPUTING MARKET

Agrees to Acquire eMation to Accelerate Market Entry

                MALVERN, PA – June 28, 2001 – RAVISENT Technologies Inc. (NASDAQ: RVST), a software and intellectual property licensing company, today announced it is entering the Pervasive Computing market. To accelerate its market entry into this high growth space, RAVISENT has signed an agreement to acquire eMation Ltd., a pioneer of Device Relationship Management (DRM) solutions. eMation’s DRM solution allows companies to utilize the Internet to tap the hidden value of information within remote machines, devices, and facilities to provide automated service, commerce, and monitoring capabilities. DRM is designed to allow Global 2000 companies in the Industrial and Building Automation, Medical Instrumentation and Office Equipment industries to lower costs, find new sources of revenue, increase operational efficiencies and leverage the emergence of Pervasive Computing infrastructure.

                Under the terms of the transaction, RAVISENT has offered to acquire from eMation’s shareholders all of the shares of eMation for approximately 8 million shares of RAVISENT stock and the assumption of $5 million in debt. In addition, RAVISENT will provide up to $2.5 million of interim debt to fund operating expenses until closing. This transaction is subject to customary closing conditions, including regulatory and RAVISENT shareholder approval, and is currently expected to close during the fourth quarter of 2001.

                "The demand for solutions that leverage Pervasive Computing infrastructure is growing significantly. The combination of the two companies will create an organization with leading technology, substantial business relationships, an experienced management team and a strong balance sheet," said Frank Wilde, CEO of RAVISENT. "Acquiring eMation enables us to move rapidly to become one of the leaders in this large market and establishes a foundation for the future."

                Dale Calder, President and CEO of eMation, stated, "RAVISENT shares our vision that connecting companies with the devices they sell, service and use will result in immediate and dramatic improvements in service and support, and serve as the basis for whole new business paradigms. The union of the two companies provides valuable resources and skills to rapidly deploy this new class of enterprise software."

                "Harbor Research has been tracking the development of the Pervasive Computing industry for several years now. We firmly believe in the impact Device Relationship Management (DRM) will have on the business landscape. DRM becomes a critical enabler in today's economy, particularly as companies attempt to ensure 100% uptime reliability, reduce inventories of expensive assets, and create high-touch customer services. Harbor expects there will be significant attention given to how companies are cycling through their assets in the most cost effective and productive way, and DRM is the nexus of this trend. Only companies with a clear grasp of how their physical assets are being utilized will be in a position to drive fundamental cost curtailment and performance enhancements on an ongoing basis," said Glen Allmendinger, President of Harbor Research, Inc. "eMation has become an important supplier in this space because of its ability to link software investments to real ROIs for its customers. While many suppliers have entered this space providing niche technology solutions to niche problems, eMation has instead focused on solving real business problems for its customers. As we have seen from past experiences, technology solutions work best when the business interests of the user are at the forefront of a technology implementation, and eMation seems to have fully integrated this approach into their thinking."

                A conference call will be held on Thursday, June 28 at 5:30 p.m. Eastern Daylight Time (2:30 p.m. Pacific Time). To access the call, please dial 800-627-7382 or 706-634-1995. An audio replay of the call and a slide presentation will be available starting June 28 at approximately 8:30 p.m. Eastern Daylight Time (5:30 p.m. Pacific Time), and will continue until July 3. To hear this replay, please dial 800-642-1687 or 706-645-9291 and enter conference ID: 1230574. A web cast of the call will also be available at www.ravisent.com.

About RAVISENT Technologies Inc.
RAVISENT is an IP licensing company providing digital audio and video software to leading PC OEMs, empowering them to deliver highly competitive, cost-effective products with a strong time-to-market advantage. RAVISENT software and intellectual property is contained in products from Compaq, Dell Computer, Gateway, Hewlett-Packard, Micron, Matrox, ATI Technologies and STMicroelectronics. Founded in 1994, RAVISENT is a global company, headquartered in Malvern, Pennsylvania, with offices in Silicon Valley and Japan. More information about RAVISENT is available at www.ravisent.com.

About eMation
eMation is pioneering Device Relationship Management solutions to unlock the hidden value of information in the intelligent devices that enterprises build, service, and use. For more than 12 years, eMation has been helping the world’s most highly regarded companies transform device information into business intelligence. eMation is privately held and is incorporated in Israel and is headquartered near Boston, MA, USA, with sales offices in the US, Europe, Israel, and Japan, and distribution partners worldwide. For more information, please visit www.emation.com.

About Device Relationship Management
Device Relationship Management addresses a significant information blind spot within most companies and business systems today. DRM leverages the Internet to connect product organizations to the things they care about most — the products they make and sell — and keep them connected throughout their lifecycle. It allows timely, accurate, and unbiased information to be communicated automatically between remote devices – intelligent machines, equipment, products, sensors, and systems -- deployed at customer facilities and external monitoring and service personnel or enterprise business systems like Customer Relationship Management (CRM) and Operation Support Systems (OSS), enterprise resource planning (ERP), supply chain and asset management. Device Relationship Management helps turn reactive business systems into proactive business systems providing new sources of revenue and increased operational efficiency at lower costs with an ROI that can often be measured in months.

About Pervasive Computing
The proliferation of microprocessor-enabled devices, combined with the global connectivity of the Internet has led to a new market called Pervasive Computing. The intelligent products that we see and interact with on a daily basis, such as copiers, elevators, vending machines, building control units, medical devices, and even automobiles represent an important new source of business information. Pervasive Computing results from the connection of these intelligent devices via the Internet to the people and corporate business systems that can profitably use their information.

###

All companies and product names mentioned herein are for identification purposes only and may be trademarks and/or registered trademarks of their respective companies.

This press release may contain certain forward-looking statements that relate to RAVISENT's future business and financial performance. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, among others: RAVISENT’s ability to consummate the acquisition of eMation and to achieve any benefits from the acquisition, the viability of DRM technology, the potential for growth in the pervasive computing market, RAVISENT’s ability to identify beneficial strategic alternatives is uncertain and the success of any strategic alternatives is speculative; RAVISENT's recent change in its business model, its limited operating history, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on its current product lines, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, product delays, the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel, the potential for defects in its products, risks from international operations, its ability to raise capital in the future, its dependence on the personal computer and consumer electronics industries, competition, its ability to manage technological change and respond to evolving industry standards, and government regulation. Investors are advised to read RAVISENT’s Annual Report on Form 10-K and quarterly reports on Form 10-Q and Forms 8-K filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results," for a fuller discussion of these and other risks and uncertainties.

Copyright © 2001 RAVISENT Technologies. All rights reserved.